The February 26, 1999 annual meeting for Heritage U. S. Government Income Fund has been adjourned until March 26, 1999 at 8:30 a.m., 880 Carillon Parkway, St. Petersburg FL, 33716. The meeting was adjourned to permit further solicitation of proxy votes. Your vote is very important to us. Please complete, sign and return the enclosed proxy card in the prepaid postage envelope. To avoid additional expense to the Fund, we ask your cooperation in mailing the proxy card promptly.

If you have already voted, please disregard this proxy statement.

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                                                                           PROXY

                      HERITAGE U.S. GOVERNMENT INCOME FUND

           Reconvened Annual Meeting of Shareholders - March 26, 1999

The undersigned hereby appoints as proxies Stephen G. Hill, K.C. Clark and Donald H. Glassman, each with the power of substitution, to vote for the undersigned all shares of beneficial interest of the undersigned at the aforementioned meeting and any adjournment thereof with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to indicate authority to vote "FOR" all proposals. This proxy is solicited on behalf of the Board of Trustees.

Please date and sign this proxy and return it in the enclosed postage paid envelope to: 880 Carillon Parkway, St. Petersburg, Florida 33716.

Please indicate your vote by placing an "X" in the appropriate box below.


                  The Board of Trustees recommends a vote "FOR"

1. Election of Class I Trustees:

           Donald W. Burton, David M. Phillips

                  FOR  _______            AGAINST  _______       ABSTAIN  ______

FOR, except vote withheld from the following nominee(s):



2. Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending October 31, 1999.

                  FOR  _______            AGAINST  _______       ABSTAIN  ______

This proxy will not be voted unless it is dated and signed exactly as instructed below.

                                         Date
                                              ----------------------------------

                                         Signature
                                                  ------------------------------

                                         Signature
                                                  ------------------------------

                                         If  shares  are  held   jointly,   each
                                         shareholder  named should sign; if only
                                         one  signs,   his  signature   will  be
                                         binding.   If  the   shareholder  is  a
                                         corporation,   the  President  or  Vice
                                         President  should sign in her own name,
                                         indicating title. If the shareholder is
                                         a partnership, a partner should sign in
                                         his own name,  indicating  that he is a
                                         "Partner."